Exhibit 77(q)(1)(a)(4)

                               ING INVESTORS TRUST

  AMENDMENT #16 TO THE AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                           Effective: November 8, 2004

      The undersigned being a majority of the trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI, Sections 6.2 and 6.3 and Article XI, Section 11.4 of the Trust's Amended and Restated Agreement and Declaration of Trust dated February 26, 2002, as amended (the "Declaration of Trust"), hereby amend the Declaration of Trust to:

      1. Re-designate ING MFS Research Portfolio to ING Oppenheimer Main Street Portfolio(R) by amending the second sentence of Section 6.2 of the Declaration of Trust to read as follows:

      "The Series that have been established and designated as of the date first above written are as follows:

                   ING AIM Mid Cap Growth Portfolio
                   ING Alliance Mid Cap Growth Portfolio
                   ING American Funds Growth Portfolio
                   ING American Funds Growth-Income Portfolio
                   ING American Funds International Portfolio
                   ING Capital Guardian Large Cap Value Portfolio ING Capital Guardian Managed Global Portfolio ING Capital Guardian Small Cap Portfolio
                   ING Developing World Portfolio
                   ING Eagle Asset Capital Appreciation Portfolio ING Evergreen Health Sciences Portfolio
                   ING Evergreen Omega Portfolio
                   ING FMR(SM) Diversified Mid Cap Portfolio
                   ING Goldman Sachs Tollkeeper(SM) Portfolio
                   ING Hard Assets Portfolio
                   ING International Portfolio
                   ING Janus Special Equity Portfolio
                   ING Jennison Equity Opportunities Portfolio
                   ING JPMorgan Small Cap Equity Portfolio
                   ING Julius Baer Foreign Portfolio
                   ING Legg Mason Value Portfolio
                   ING LifeStyle Aggressive Growth Portfolio
                   ING LifeStyle Growth Portfolio
                   ING LifeStyle Moderate Growth Portfolio
                   ING LifeStyle Moderate Portfolio
                   ING Limited Maturity Bond Portfolio

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                   ING Liquid Assets Portfolio
                   ING Marsico Growth Portfolio
                   ING Mercury Focus Value Portfolio
                   ING Mercury Large Cap Growth Portfolio
                   ING MFS Mid Cap Growth Portfolio
                   ING MFS Total Return Portfolio
                   ING Oppenheimer Main Street Portfolio(R)
                   ING PIMCO Core Bond Portfolio
                   ING PIMCO High Yield Portfolio
                   ING Salomon Brothers All Cap Portfolio
                   ING Salomon Brothers Investors Portfolio
                   ING Stock Index Portfolio
                   ING T. Rowe Price Capital Appreciation Portfolio ING T. Rowe Price Equity Income Portfolio
                   ING UBS U.S. Balanced Portfolio
                   ING Van Kampen Equity Growth Portfolio
                   ING Van Kampen Global Franchise Portfolio
                   ING Van Kampen Growth and Income Portfolio
                   ING Van Kampen Real Estate Portfolio"

      The foregoing shall be effective upon the date first written above.

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---------------------------------               --------------------------------
Paul S. Doherty, as Trustee                     David W.C. Putnam, as Trustee


---------------------------------               --------------------------------
J. Michael Earley, as Trustee                   Blaine E. Rieke, as Trustee


---------------------------------               --------------------------------
R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


---------------------------------               --------------------------------
Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


---------------------------------               --------------------------------
Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee


---------------------------------
Jock Patton, as Trustee